                               SCHEDULE 14A INFORMATION

                     Proxy Statement Pursuant to Section 14(a) of
                         the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                    CompuMed, Inc.
--------------------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:


          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                   COMPUMED, INC.


                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD APRIL 16, 1999


Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of CompuMed, Inc., a Delaware corporation (the "Company"), will be held at 1230 Rosecrans Avenue, Manhattan Beach, California, on Friday, April 16, 1999, at 10:00 a.m., Pacific Standard Time, for the following purposes:

     1. To elect five directors to serve for the following year and until successors have been elected and qualified.

     2. To act upon a proposal to approve an amendment to the 1992 Stock Option Plan increasing the number of shares subject to the Plan from 1,200,000 to 1,800,000.

     3. To authorize the Board of Directors to effect a Reverse Stock Split (any one falling within a range between and including a one-for-three and a one-for-ten Reverse Stock Split) of the Company's outstanding Common Stock, depending upon a determination by the Board that a Reverse Stock Split is in the best interests of the Company and the stockholders.

     4. To act upon the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the 1999 fiscal year.

     5. To act upon such other matters as may properly come before the Meeting or any adjournments thereof.



Only stockholders of record at the close of business on March 1, 1999 shall be entitled to notice of and to vote at the Meeting or any adjournments thereof. All stockholders are cordially invited to attend the Meeting in person.

                                   By order of the Board of Directors


                                   Phuong Dang
                                   Secretary

March 15, 1999
Manhattan Beach, California



IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH YOUR SHARES OF COMMON STOCK OR PREFERRED STOCK, AS THE CASE MAY BE, TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE THAT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                                   COMPUMED, INC.

                                  PROXY STATEMENT

                           ANNUAL MEETING OF STOCKHOLDERS

                                   APRIL 16, 1999


                                      GENERAL


This Proxy Statement is furnished in connection with the solicitation by the Board of Directors and management of CompuMed, Inc., a Delaware corporation (the "Company"), of proxies for use at the 1999 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Company's executive offices at 1230 Rosecrans Avenue, Manhattan Beach, California, on Friday, April 16, 1999, at 10:00 a.m., local time, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders ("Notice of Meeting").

This Proxy Statement, Notice of Meeting and accompanying Proxy are first being mailed to stockholders on March 15, 1999.


                        VOTING SECURITIES AND VOTE REQUIRED

Only stockholders of record at the close of business on March 1, 1999 are entitled to notice of and to vote the shares of common stock, $.01 par value ("Common Stock"), Class A $3.50 Cumulative Convertible Preferred Stock, $.10 par value ("Class A Preferred Stock") and Class B $3.50 Convertible Preferred Stock, $.10 par value ("Class B Preferred Stock" and collectively with the Common Stock and the Class A Preferred Stock the "Voting Stock"), of the Company held by them on such date at the Meeting or any and all adjournments thereof. As of March 1, 1999, 13,329,756 shares of Common Stock, 8,400 shares of Class A Preferred Stock and 300 shares of Class B Preferred Stock were outstanding. There was no other class of voting securities outstanding at that date.

The presence, in person or by proxy, of the holders of majority of the outstanding shares of Voting Stock is necessary to constitute a quorum at the Meeting. Assuming that a quorum is present, the affirmative vote of the holders of a majority of the shares of Voting Stock voting at the Meeting will be required to approve Proposal No. 2, regarding amending the 1992 Stock Option Plan and Proposal No. 4, regarding ratification of the appointment of auditors, and the affirmative vote of the holders of a majority of shares of Voting Stock outstanding will be required to approve Proposal No. 3, regarding a Reverse Stock Split. A plurality of votes cast will be required for the election of directors.

Each share of Voting Stock held by a stockholder entitles such stockholder to one vote on each matter that is voted upon at the Meeting or any adjournments thereof.

With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect except that votes withheld will be counted toward determining the presence of a quorum for the transaction of business. Abstentions and broker "non-votes" will be counted toward determining the presence of a quorum for the transaction of business. Abstentions may be specified on all proposals except the election of directors. With respect to proposals other than the election of directors, abstentions will have the effect of a negative vote. A broker "non-vote" will have no effect on the outcome of any of the proposals except it will have the effect of a negative vote on Proposal No. 3.

If the accompanying Proxy is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying Proxy will vote "FOR" the Board of Directors' slate of nominees and "FOR" approval of the amendment to the 1992 Stock Option Plan, "FOR" approval of the Reverse Stock Split and "FOR" ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the 1999 fiscal year, and as recommended by the Board of Directors with regard to any other matters or if no such recommendation is given, in their own discretion. Each such Proxy granted by a stockholder may be revoked by such stockholder at any time before it is exercised by filing with the Secretary of the Company a revoking instrument in the form of a duly executed Proxy bearing a later date. The powers of the Proxy holders will be suspended if the person executing the Proxy attends the Meeting in person and so requests. Attendance at the Meeting will not, in itself, constitute revocation of the Proxy.

The cost of soliciting these Proxies, consisting of the printing, handling, and mailing of the Proxy and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to the beneficial owners of stock, will be paid by the Company.

In order to assure that there is a quorum, it may be necessary for certain officers, directors, regular employees and other representatives of the Company to solicit Proxies by telephone or telegraph or in person. These persons will receive no extra compensation for their services.



                                     PROPOSAL 1

                               ELECTION OF DIRECTORS

At the Meeting five directors will be elected to serve until the next Meeting and until their successors are elected and qualified. The Board of Directors will vote all Proxies received by them in the accompanying form for the nominees listed below. The current size of the Board of Directors of the Company is five. All of the nominees are presently serving as directors. In the event any nominee is unable to or declines to serve at the time of the Meeting, the Proxies will be voted for an alternative nominee who shall be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

THE FOLLOWING ARE THE NOMINEES FOR ELECTION AS DIRECTORS:


 Name                     Position with Company   Year Became Director  Age
 ----                     ---------------------   --------------------  ---
 Robert Goldberg          Chairman of the Board   1994                  65
 Herbert S. Lightstone    Director                1997                  65
 John Minnick             Director                1985                  50
 John Romm, M.D.          Director                1997                  68
 Robert Stuckelman        Director                1973                  67


     The terms of the Board of Directors will expire at the next annual meeting of stockholders. The Company's officers are elected by the Board of Directors and hold office at the will of the Board.


                        BACKGROUND EXPERIENCE OF DIRECTORS

MR. GOLDBERG is a senior partner in the firm of Francis, Goldberg & Powers, a certified Public Accounting Firm, and has been associated with such firm since January 1995. Prior thereto, he was a senior partner in the Los Angeles office of Bernstein, Fox, Goldberg & Licker Certified Public Accountants. He is certified in both California and New York and has been a member of the New York State Bar. Mr.

Goldberg attended Lehigh University, Brooklyn Law School and New York University School of Law and has lectured for the Practicing Law Institute and The American College of Life Underwriters. He is a member of the Estate Planning Council, Professional Planners Forum and various accounting societies.

MR. LIGHTSTONE is Vice President, Corporate Development, with ICN Pharmaceuticals. (NYSE:ICN) where he is also responsible for ICN's global public and investor relations activities. He rejoined ICN in 1994 and also served with ICN from 1968 until 1981. Prior to ICN, Mr. Lightstone served as a Director, and subsequently as Chairman & CEO of Immunetech Pharmaceuticals from 1983 through 1986. In 1981 and 1982 he served as President of Revlon Ophthalmic International. He has been a consultant to numerous emerging companies.

MR. MINNICK is President of Minnick Capital Management, an investment management firm that he founded in 1972. Mr. Minnick is a member of the Kansas and Federal Bar. He has served as a director on other corporate and non-profit boards and is a member of the Association for Investment Management and Research (AIMR). Mr. Minnick is a graduate of Washburn University (BA) and the Washburn University School of Law (JD).

DR. ROMM has practiced internal medicine and gastroenterology in private practice since 1962. He earned his MD at Wayne State College of Medicine and also holds a BS in biology. He is an associate professor of medicine at the University of California, Los Angeles and is an attending physician at Cedars-Sinai Medical Center.

MR. STUCKELMAN founded the Company in 1973 and served as its President to 1982. From 1982 through 1989, Mr. Stuckelman was a business consultant for small and medium size companies. In 1989, he rejoined the Company as President and Chief Executive Officer in which capacities he served until October 1994. Mr. Stuckelman has been a director of the Company since its incorporation. Since 1994, he has been President of Technical Management Consultants, which provides business consulting services to many companies. He is also on the Board of Directors of Medical Resources Management, Inc., a public company that rents laser surgery equipment to doctors and hospitals. He holds an MSEE from the University of Southern California and a BEE from Cornell University.

     There is no family relationship among the directors or executive officers of the Company.


                           BOARD MEETINGS AND COMMITTEES

The Board of Directors of the Company held a total of four meetings during the fiscal year ended September 30, 1998. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors.

The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and reviewing reports of the Company's internal and external auditors regarding the Company's accounting practices and systems of internal accounting controls. This Committee currently consists of Mr. Stuckelman and Mr. Goldberg. The Audit Committee met once during the fiscal year ended September 30, 1998.

The Compensation Committee reviews and approves the Company's compensation policy and has assumed responsibility for administration of the Company's 1992 Stock Option Plan. This Committee currently consists of Mr. Minnick and Dr. Romm. The Compensation Committee met once during the fiscal year ended September 30, 1998.

The Executive Committee is comprised of Mr. Goldberg, Mr. Minnick, and Mr. Lightstone. The Executive Committee meets monthly.

                 COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC") and each exchange [or market quotation system] on which the Company's securities are registered. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all ownership forms they file.

Based solely on its review of the copies of such forms received by it, or written representations that no Form 5 was required, the Company believes that, during the year ended September 30, 1998, its officers, directors, and greater than ten-percent beneficial owners complied with all applicable filing requirements.


                         COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation for the fiscal year ended September 30, 1998 for the Company's chief executive officer and all executive officers whose compensation exceeded $100,000 for such fiscal year.


------------------------------------------------------------------------------------------------------------------------------
 Name and Principal Position             Fiscal Year           Annual Salary       Compensation Bonus          Long-Term
                                                                                                           Compensation Stock
                                                                                                                Options
------------------------------------------------------------------------------------------------------------------------------
 James Linesch                               1998                 $117,000                 0                      0

     President and CEO                       1997                 $98,077                $5,000                 25,000

                                             1996                 $32,308*                 0                    63,750
------------------------------------------------------------------------------------------------------------------------------


*    Reflects actual salary from June 1996 to fiscal year end 1996



                               EMPLOYMENT AGREEMENTS

NONE

                            EMPLOYEE STOCK OPTION PLANS

Under the 1992 Stock Option Plan (the "1992 Plan"), the Company may grant qualified or non-qualified options for the purchase of up to 1,200,000 shares of Common Stock. At the year ended September 30, 1998, there were 490,399 shares reserved for exercise of options granted, of which 277,996 were exercisable, and 554,924 were available for grant. The average exercise price of options granted under the Plan is $1.15 per share. On January 8, 1999, the Board of Directors granted 435,000 options to employees, officer and directors at an exercise price of $0.67 per share. One proposal at the Meeting is an amendment to the 1992 Plan to increase to 1,800,000 the number of underlying shares.

For a fuller description of the 1992 Plan, and the proposed amendment, see PROPOSAL 2, below.

                      STOCK OPTION GRANTS IN LAST FISCAL YEAR

None

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

The following table sets forth certain information regarding the exercise of stock options during the fiscal year ended September 30, 1998 and the fiscal year-end value of unexercised options for the Company's named executive officers.



                                                                 Number of Securities
                                                               (shares of Common Stock)                Value of Unexercised
                                                                Underlying Unexercised                In-the-money Options at
                       Shares Acquired       Value            Options at Fiscal Year End                Fiscal Year End (1)
 Name                    On Exercise        Realized          Exercisable/Unexercisable              Exercisable/Unexercisable
 ----                    -----------        --------          -------------------------              -------------------------
 J. Linesch                   -                -                   50,834 / 37,916                           $ 0 / $ 0


   (1) Based upon the closing market price of the Company's Common Stock as reported on the Nasdaq Small Cap market on September 30, 1998 minus the respective option exercise prices.


                               NON PLAN STOCK OPTIONS

Between February 1992 and July 1998, a total of 1,152,890 stock options were granted to directors, officers and consultants outside either the 1992 Plan and the prior 1982 Stock Option Plan. The exercise prices of these non-plan stock options are at an average price of $1.50 per share which were equal to the fair market value of the Common Stock on the respective dates of grant, and they expire between 1996 and 2001. As of September 30, 1998, 258,393 of these non-qualified stock options had been exercised, including 56,563 during fiscal 1998, and 799,026 were still outstanding.

                            SAVINGS AND RETIREMENT PLANS

In July 1987 the Company instituted a Savings and Retirement Plan (the "S&R Plan"). Under the S&R Plan, every full-time salaried employee who is 18 years of age or older may contribute up to 15% of his or her annual salary to the S&R Plan. The Company will make a matching contribution of $.25 for every $1.00 of the employee's contribution for an employee contribution of up to but not exceeding 6 percent of the employee's annual salary. Company contributions are 100% vested after 36 months of contributions to the S&R Plan. Benefits are payable under the S&R Plan upon termination of a participant's employment with the Company or at retirement. The S&R Plan meets the requirements of Section 401(k) of the Internal Revenue Code. Internal Revenue Service regulations limit the percentage of tax-deferred contributions that can be made by higher-compensated participants. There are restrictions upon withdrawal of tax deferred contributions, but participants are permitted to borrow against the value of their tax deferred accounts.

                               PRINCIPAL STOCKHOLDERS

(a) MANAGEMENT

The following table sets forth information concerning beneficial ownership of the Company's Common Stock as of March 1, 1999 by: (a) each director of the Company; and (b) all executive officers and directors of the Company as a group.


        Name and Address* of Beneficial Owner          Amount and Nature of Beneficial Ownership (1)
        -------------------------------------          ---------------------------------------------
     Robert Stuckelman                                      284,414 (2)                   2%

     John Minnick                                           264,707 (3)                   2%

     Robert Goldberg                                        181,476 (4)                   1%

     Herbert S. Lightstone                                   58,334 (5)                   **

     John Romm, M.D.                                         16,667 (6)                   **

     All officers and
     directors as a group (6 persons)                       864,765 (7)                   6%


------------------------------------------------------------------------------

    (1)   Includes options exercisable within sixty days of March 1, 1999.
    (2) Includes 129,899 shares subject to non-qualified and qualified stock options.
    (3)   Includes 195,422 shares subject to non-qualified stock options.
    (4)   Includes 171,476 shares subject to non-qualified stock options.
    (5)   Includes 58,334 shares subject to non-qualified stock options.
    (6)   Includes 16,667 shares subject to non-qualified stock options.
    (7)   See notes (2) through (6)
    (*) c/o CompuMed, Inc, 1230 Rosecrans Avenue, Manhattan Beach, California 90206.
    (**)  Less than 1%.

(b) FIVE PERCENT STOCKHOLDERS

None

                                     PROPOSAL 2

                PROPOSAL TO APPROVE AN AMENDMENT TO THE 1992 STOCK
                    OPTION PLAN INCREASING THE NUMBER OF SHARES
                    ISSUABLE UNDER THE PLAN TO 1,800,000 SHARES

In March 1992, the Board of Directors of the Company and its stockholders approved the 1992 Stock Option Plan (the "1992 Plan") to issue 120,000 options to purchase shares of Common Stock. In March 1993, March 1994 and March 1995 the Board of Directors of the Company and its stockholders amended the 1992 Plan to add 120,000 options in each of the three years, and in March of 1996 and 1997 to add an additional 400,000 options in each year. As of March 1, 1999, 925,399 shares of Common Stock were reserved for issuance upon exercise of outstanding options granted under the 1992 Plan and 119,924 shares were reserved for the grant of future options.

On March 1, 1999, the Board of Directors approved an amendment to the 1992 Plan, subject to stockholder approval, to increase the number of shares reserved for issuance by an additional 600,000 shares, thereby increasing the number of shares of Common Stock available for future option grants to 719,924 shares.
The Board adopted this amendment to ensure that the Company will continue to be able to grant stock options to employees and officers and directors of the Company. Management has found the 1992 Plan to be useful in the hiring and retention of qualified officers and key personnel.

At the Meeting, the stockholders are being requested to consider and approve the amendment to the 1992 Plan. The affirmative vote of the holders of a majority of the shares of the Common Stock voting at the Meeting will be required to approve the amendment.

The essential features of the 1992 Plan are outlined below:

SHARES SUBJECT TO OPTION. Up to 1,200,000 shares of Common Stock may be issued under the 1992 Plan, as amended to date. If Proposal 2 is approved, then up to 1,800,000 shares will be available for issuance under the 1992 Plan. The number of shares available for options and subject to option, and the option exercise price, is to be adjusted upward or downward, as the case may be, in the event of any stock dividend, recapitalization, merger, consolidation, split up or similar transaction affecting shares of the Company's Common Stock. If any option granted under the 1992 Plan terminates or expires without having been exercised in full, the shares not purchased under such options will again be available for grant for purposes of the 1992 Plan.

ADMINISTRATION. The 1992 Plan is administered by the Company's Compensation Committee (the "Committee") consisting of not less than two members of the Board of Directors. The Committee is presently composed of Mr. Minnick and Dr. Romm. The Committee has sole authority to determine which eligible employees of the Company and its subsidiaries shall receive options under the 1992 Plan, the times when they are to receive them, the number of shares to be optioned in each case, the provisions of the option agreements and the terms and conditions of exercise. However, options granted to any member of the Stock Option Committee require the approval of an independent majority of the Board of Directors.

EXERCISE PRICE. The exercise price in each incentive stock option granted under the 1992 Plan may be not less than 100 percent of the fair market value of the shares of the optioned stock on the date the option is granted and 110 percent of such fair market value if the optionee owns more than ten percent of the voting rights of the Company's outstanding capital stock. The exercise price of "non-qualified options" granted under the 1992 Plan may be established at any price determined by the Committee. The exercise price must be paid to the Company in cash or, in the sole discretion of the Committee, with Common Stock on the date of exercise.

ELIGIBLE EMPLOYEES. Subject to selection by the Committee, any full-time or part-time employee of, or consultant to, the Company is eligible to be granted one or more options pursuant to the 1992 Plan. All officers, directors, and nominees for election as directors are eligible to participate in the 1992 Plan.

MAXIMUM OPTION TERM. No option under the 1992 Plan may be made exercisable after the expiration of ten years from the date it is granted.

NON-TRANSFERABILITY. No option is transferable by the optionee except by will or the laws of descent or distribution.

EXERCISE OF OPTIONS. Options are exercisable in whole or in part at such times after the date of grant as are set forth in an option agreement as determined by the Committee. An option is exercisable by the optionee only during his or her lifetime and only while he or she is an employee of the Company, or within three months after termination of employment. In the event of an optionee's death or disability, the option, to the extent exercisable at the date of termination of employment and unexercised, may be exercised by the optionee or his or her estate within one year from date of death or disability, but in no event may the option be exercised after its expiration.

TERMINATION OF OPTIONS. An option, to the extent not validly exercised, will terminate automatically upon the termination of employment with the Company, except by death or disability. All options that are exercisable on the date of such termination of employment may be exercised during a three-month period beginning on the date of termination except when the employment is terminated for cause.

RESTRICTIONS ON OPTIONS. Each option granted under the 1992 Plan will be for a term, and exercisable only in accordance with, option agreements approved by the Committee. The term of stock options granted under the 1992 Plan is limited to a period of ten years from the date of grant. Although the Committee reserves the right to establish other terms and conditions as to any option granted under the 1992 Plan, it is currently anticipated that the Committee will continue to follow this policy as to options granted under the 1992 Plan. The exercisability of an option under the 1992 Plan may be determined upon an individual basis by the Committee at the time of grant.

The 1992 Plan contains provisions which authorize the Committee, in the event of a sale or merger of all or substantially all of the Company's assets, or a merger or consolidation in which the Company is not the surviving corporation, to take certain action in its discretion. In the event of such a transaction the Committee may accelerate the exercisability of any option to permit its exercise in full during such period as the Committee may prescribe following the public announcement of a sale of assets, merger or consolidation. The Committee may also require an optionee in the event of such a transaction to surrender his option in return for a substitute option issued by a surviving corporation that is determined by the Committee to have a value substantially equal to the value of the surrendered option.

Under the terms of the 1992 Plan, the aggregate fair market value (determined at the time an option is granted, which will normally be equal to the option exercise price per share) of Common Stock exercisable under an incentive stock option for the first time in any calendar year may not exceed $100,000.

The 1992 Plan provides that shares of Common Stock acquired upon exercise of options will be paid for in cash or, in the sole discretion of the Committee, through the delivery of shares of Common Stock with a market value equal to the option exercise price. The ability to pay the exercise price in shares of Common Stock would, if permitted by the Committee, enable an optionee to engage in a series of successive stock for stock exercises of an option (sometimes referred to as "pyramiding") and thereby fully exercise an option with little or no cash investment by the optionee.

AMENDMENT. The Board of Directors may amend the 1992 Plan without the approval of stockholders, except that stockholder approval will be required for any amendment which would (i) increase the total number of shares obtainable under the 1992 Plan, or (ii) change the class of persons eligible to participate in the 1992 Plan, or (iii) extend the period during which options may be granted or exercised. Adjustments in the total number of shares optionable under the 1992 Plan and adjustments of the exercise price may be made, however, without stockholder approval pursuant to the adjustment provisions mentioned under the subcaption "Shares Subject to Option" above.

DURATION. No option may be granted under the 1992 Plan after March 22, 2002 but options granted on or before that date will remain valid in accordance with respective terms.

           THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
               APPROVAL OF THE AMENDMENT TO THE 1992 STOCK OPTION PLAN.


                                     PROPOSAL 3

  AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT (ANY ONE FALLING WITHIN A RANGE BETWEEN AND INCLUDING A ONE-FOR-THREE UP TO A ONE-FOR-TEN
  REVERSE STOCK SPLIT) OF THE COMPANY'S OUTSTANDINGING COMMON STOCK, DEPENDING UPON A DETERMINATION BY THE BOARD THAT A REVERSE STOCK SPLIT IS IN THE BEST
                INTERESTS OF THE COMPANY AND THE STOCKHOLDERS.

PROPOSAL

     On February 25, 1999, the Board of Directors authorized the option of a Reverse Stock Split (any ratio falling within a range between and including a one-for-three and a one-for-ten Reverse Stock Split), subject to stockholder approval, of the Company's outstanding Common Stock that may be effected by the Board depending on market conditions. The intent of the Reverse Stock Split is to increase the marketability and liquidity of the Common Stock and to effect an increase in the market price of the Common Stock in order to maintain the listing of the Common Stock on the Nasdaq SmallCap Market.

     If the Reverse Stock Split is approved by the stockholders at the Meeting, it will be effected only upon a determination by the Board of Directors that the Reverse Stock Split is in the best interests of the Company and the stockholders. In connection with any determination by the Board of Directors to such effect, the Board will select in its discretion the ratio for the Reverse Stock Split which falls within a range between and including a one-for-three and a one-for-ten Reverse Stock Split which, in the Board's judgment, would result in the greatest marketability and liquidity of the Common Stock, based upon prevailing market conditions, on the likely effect on the market price of the Common Stock and other relevant factors.

     If approved by the stockholders, the Reverse Stock Split would become effective on any date (the "Effective Date") selected by the Board of Directors on or prior to the Company's next Annual Meeting of Stockholders. If no Reverse Stock Split is effected by such date, the Board of Directors will take action to abandon the Reverse Stock Split pursuant to Section 242(c) of the Delaware General Corporation Law (the "DGCL"). The procedures for consummation of the Reverse Stock Split are attached hereto as Exhibit A.

PURPOSES AND EFFECTS OF A REVERSE STOCK SPLIT

     Consummation of the Reverse Stock Split will not alter the number of authorized shares of Common Stock, which will remain 50,000,000 shares, but, as explained below, would have the effect of increasing the authorized, but unissued, shares of Common Stock. Consummation of the Reverse Stock Split will not have any federal tax consequences to stockholders.

     The Common Stock is listed for trading on the Nasdaq SmallCap System under the symbol CMPD. On the Record Date, the reported closing price of the Common Stock on NASDAQ SmallCap System was $0.62 per share. The primary purpose of the Reverse Stock Split is to seek to maintain trading of the Common Stock on the Nasdaq SmallCap System which requires, among other things, a minimum market price of $ 1.00 per share for securities listed thereon. In November 1998, the Nasdaq gave notice to the

Company of a deficiency in maintaining a minimum bid price of $1.00 per share of its Common Stock and indicated that the Company's securities will be subject to delisting if it cannot demonstrate compliance. In February 1999, the Company requested a hearing with the Nasdaq. The hearing has been scheduled for April 22, 1999. Management believes that the Company meets the other quantitative tests to maintain the listing.

     The Board of Directors believes that a decrease in the number of shares of Common Stock outstanding, without any material alteration of the proportionate economic interest in the Company represented by individual shareholdings, may increase the trading price of such shares to a price which meets the minimum bid requirement for continued listing on the Nasdaq Small Cap System. However, even if the Reverse Stock Split is consummated, no assurance can be given that the market price of the Common Stock will rise in proportion to the number of outstanding shares resulting from any Reverse Stock Split or that the market price would not subsequently decline to less than $1.00 per share or that the Company would continue to meet the other maintenance standards for such trading market, thereby result in a delisting.

     A delisting by Nasdaq from its SmallCap Market listing of the Company's Common Stock would result in the Common Stock being traded on the OTC Bulletin Board. Historically, securities traded on the OTC Bulletin Board do not have the market following as those on the SmallCap, and are subject to the initial listing requirements, which includes a $5.00 per share market price, upon reapplying for listing on the Nasdaq SmallCap Market.

     Additionally, the Board believes that the current low per share price of the Common Stock may limit the effective marketability of the Common Stock because of the reluctance of many brokerage, financial and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by such Reverse Stock Split.

     The par value of the Common Stock will remain at $.01 per share following any Reverse Stock Split, but the number of shares of Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be correspondingly increased. The resolutions approving the Reverse Stock Split provide that this increase in capital in excess of par value will be treated as capital for statutory purposes. However, under Delaware law, the Board of Directors of the Company will have the authority, subject to various limitations, to transfer some or all of such increased capital in excess of par value from capital to surplus, which additional surplus could be distributed to stockholders as dividends or used by the Company to repurchase outstanding stock. The Company currently has no plans to use any surplus so created to pay any such dividend or to repurchase stock in the foreseeable future.

     The number of record holders of the Common Stock on the Record Date was
525. The Company does not anticipate that any Reverse Stock Split would result in a significant reduction in the number of such holders, and does not currently intend to effect any Reverse Stock Split that would result in a reduction in the number of holders large enough to jeopardize continued listing of the Common Stock on the Nasdaq SmallCap System or being subject to the periodic reporting requirements of the Securities and Exchange Commission.

     The Board of Directors considered the importance to stockholders of having their shares continue to be quoted on the Nasdaq SmallCap System in comparison to the OTC Bulletin Board. The Directors considered the potential adverse affect on the future shareholder value for current shareholders, due to the increase in the market price probably being less than the proportionate decrease in the outstanding shares.

Assuming stockholder approval of this Proposal, the Board of Directors will not implement the Reverse Stock Split if, prior to the Meeting, the Nasdaq staff delists the Common Stock from the Nasdaq SmallCap System or the market price increases to a range, and for a duration, to maintain the listing on such System.

INCREASE IN AUTHORIZED BUT UNISSUED SHARES OF COMMON STOCK

     The Reverse Stock Split would reduce the number of outstanding shares of Common Stock (13,329,756 shares were outstanding as of the Record Date), but would not change the number of authorized shares of Common Stock, which is fixed at 50,000,000 shares. One consequence of the Reverse Stock Split would be to increase the number of authorized and unissued shares of Common Stock available for issuance. Assuming that the Company issues no additional shares of Common Stock after the Record Date, the following examples show the effects of possible Reverse Stock Splits that fall within the Board approved range, and are only intended for illustrative purposes:

--------------------------------------------------------------------------------
          Reverse                 Common Stock             Authorized and

        Stock Split                Outstanding          Unissued Common Stock
        -----------                -----------          ---------------------
--------------------------------------------------------------------------------
          1 for 3                   4,443,252                45,556,748
--------------------------------------------------------------------------------
          1 for 5                   2,665,951                47,334,049
--------------------------------------------------------------------------------
          1 for 10                  1,332,976                48,667,024
--------------------------------------------------------------------------------

     Between December 1997 and March 1998, the Company sold an aggregate of 35,000 shares of Class C Preferred Stock at a price of $100 per share, or an aggregate purchase price of $3.5 million. The Class C Preferred Stock consisted of (A) 17,500 shares of Series 1 which are convertible into shares of Common Stock at a conversion ratio equal to $100 divided by the lesser of
(i) $1.51 or (ii) 75% of the average closing bid price of the Common Stock for the 10 consecutive trading days prior to notice of conversion, and (B) 17,500 shares of Series 2 which are convertible at a ratio equal to $100 divided by the lesser of (i) $1.34 or (ii) 80% of the average closing bid price for the 10 consecutive trading days prior to notice of conversion. In the event that the closing bid price of the Common Stock is less than $1.00 immediately preceding the receipt of a conversion notice, the holder requesting conversion would be limited to converting not more than 5% of the Class C Preferred Stock he initially purchased, which limitation would continue for 30 days. The conversion prices of the Class C Preferred Stock would be proportionally adjusted to give effect to any Reverse Stock Split. At the Record Date, there were outstanding 5,375 shares of Series 1 Class C Preferred Stock and 3,437.5 shares of Series 2 Class C Preferred Stock.

     There is no minimum conversion price for the remaining shares of Class C Preferred Stock. Should the market price of the Common Stock fall substantially prior to conversion, the holders of the Class C Preferred Stock would obtain a significant share of the authorized Common Stock upon conversion. The "deemed" increase in authorized but unissued shares of Common Stock upon the Reverse Stock Split could be used to for issuance of the Common Stock for Class C Preferred Stock conversions. Management believes that the number of authorized but unissued shares of Common Stock should be sufficient for issuance upon the conversion of the outstanding Class C Preferred Stock.

     Any additional available authorized shares of Common Stock by reason of the Reverse Stock Split could be issued by the Board of Directors at such times, in such amounts and upon such terms as the Board may determine without further approval of stockholders, subject to certain exceptions. Subsequent to the date when the Company agreed to issue the Class C Preferred Stock, the NASD amended its rules to require stockholders approval when a SmallCap issuer plans to sell privately a number of shares which may be greater than 20% of the then outstanding shares. Since the maximum potential issuance upon conversion of future priced securities, such as the Class C Preferred Stock, is difficult to determine at the time of issuance, the Nasdaq staff would probably require an issuer to obtain stockholder approval prior to issuance of future priced securities.

     The availability of the authorized but unissued shares of Common Stock, and also of Preferred Stock, could have certain anti-takeover effects, making it more difficult or discourage, to varying degrees and in various circumstances, a merger, tender offer, proxy contest or acquisition of control of a large block of the Company's Common Stock without prior approval of the Company's Board of Directors. Management is not presently aware of any effort to accumulate shares of the Company's Common Stock or to obtain control of the Company. Although management has no current plans to adopt any anti-takeover measures, it may consider such proposals from time to time and recommend their adoption if they believe that they are in the best interest of the Company and stockholders.

TREATMENT OF OUTSTANDING SHARES AFTER A RESERVE STOCK SPLIT

     At the Effective Date, each share of the Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be reclassified as and changed into the appropriate fraction of a share of the Company's Common Stock, par value $.01 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Shortly after the Effective Date, the Company will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing shares of Old Common Stock for surrender and exchange for certificates representing whole shares of New Common Stock. No certificates or scrip representing fractional share interests in the New Common Stock will be issued. Any fractional share interest will result in the adjustment of the number of shares either upward or downward to the nearest whole share.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE AUTHORIZATION OF THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT

                                     PROPOSAL 4

                RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Company has appointed Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 1999. Ernst & Young LLP has served as the Company's independent auditors since 1981.

Services provided to the Company and its subsidiaries by Ernst & Young LLP with respect to Fiscal 1998 included the examination of the Company's consolidated financial statements, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission and consultations on various tax and information services matters.

Representatives of Ernst & Young LLP will be present at the Meeting to respond to appropriate questions and to make such statements as they may desire.


THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1999 FISCAL YEAR.

                                   ANNUAL REPORT

All stockholders of record as of March 1, 1999 have or are currently being sent a copy of the Company's Annual Report for the fiscal year ended September 30, 1998 (the "Annual Report") which contains audited financial statements of the Company. The Annual Report is deemed to be part of the material for the solicitation of proxies.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF ITS COMMON STOCK ON MARCH 1, 1999, ON THE WRITTEN REQUEST OF ANY

SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1998 AS FILED WITH THE SEC. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE SECRETARY, COMPUMED, INC., 1230 ROSECRANS AVENUE, MANHATTAN BEACH, CALIFORNIA 90266.



                                   OTHER MATTERS

As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Meeting other than that which has been referred to above. As to other business, if any, that may come before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.



                 STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

Stockholder proposals must be received by the Secretary of the Company, for inclusion in the Company's proxy materials relating to the 2000 Annual Meeting of Stockholders, by December 1, 1999.

                                   By order of the Board of Directors


                                   Phuong Dang
                                   Secretary



March 15, 1999

STOCKHOLDERS ARE ASKED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. YOUR PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

                                   COMPUMED, INC.
                           ANNUAL MEETING OF STOCKHOLDERS
                                   APRIL 16, 1999
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of COMPUMED, INC., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated March 15, 1999, and hereby constitutes and appoints JAMES LINESCH or PHUONG DANG, or either of them acting singly in the absence of the other, with the power of substitution in either of them, the proxies of the undersigned to vote all shares of Voting Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

     1.   The election of five directors nominated by the Board of Directors:

          []   FOR all nominees listed below      []   WITHHOLD AUTHORITY to
               (except as indicated)                   vote for  all nominees
                                                             listed below

               Robert Goldberg, Herbert S. Lightstone, John Minnick,
                       John Romm, M.D. and Robert Stuckelman

          (Instruction: To withhold authority to vote for any individual nominee or nominees write such nominee's or nominees, names in the space provided below)

          ----------------------------------------------------------------------

     2. The amendment to the 1992 Stock Option Plan increasing the number of shares subject to the Plan to 1,800,000:

               [] FOR              [] AGAINST               [] ABSTAIN

     3. The Reverse Stock Split (any one falling within a range between and including a one-for-three and a one-for-ten Reverse Stock Split) of the Company's outstanding Common Stock, depending upon a determination by the Board that a Reverse Stock Split is in the best interests of the Company and the stockholders.

               [] FOR              [] AGAINST               [] ABSTAIN


     4. The ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the 1999 fiscal year:

               [] FOR              [] AGAINST               [] ABSTAIN

     5. Other matters as may properly come before the meeting or any adjournment or adjournments thereof.

     This Proxy, when properly executed, will be voted as directed. If no direction is indicated, the Proxy will be voted FOR each of the above proposals.

                    Dated:______________________________, 1999

                    ____________________________________(L.S.)
                    Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, an authorized officer should sign it and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.

                    PLEASE SIGN AND DATE, THEN IMMEDIATELY MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.

                                     EXHIBIT A:

                              THE REVERSE STOCK SPLIT

RESOLVED, that, prior to the Company's next Annual Meeting of Stockholders, on the condition that no other amendment to the Company's Restated Certificate of Incorporation shall have been filed subsequent to April 16, 1999 effecting a reverse stock split of the Common Stock, Article 4 of the Company's Restated Certificate of incorporation be amended by addition of the following provision:

     Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the Company's Common Stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split, into any fraction thereof falling within a range between and including one-third (1/3) and one-tenth (1/10) of a share of the Company's outstanding Common Stock, par value $.01 per share (the "New Common Stock"), depending upon a determination by the Board that a Reverse Stock Split is in the best interests of the Company and the stockholders, subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stack (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates", whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares, of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificate or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Company. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward or downward to the nearest whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date the amount of capital represented by theshares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

FURTHER RESOLVED, that at any time prior to the filing of the foregoing amendment to the Company's Restated Certificate of Incorporation effecting a Reverse Stock Split, notwithstanding authorization of the proposed amendment by the stockholders of the Company, the Board of Directors may abandon such proposed amendment without further action by the stockholders.

                                 COMPUMED, INC.
                 ANNUAL MEETING OF STOCKHOLDERS APRIL 16, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of COMPUMED, INC., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated March 15, 1999, and hereby constitutes and appoints JAMES LINESCH or PHUONG DANG, or either of them acting singly in the absence of the other, with the power of substitution in either of them, the proxies of the undersigned to vote all shares of Voting Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

1.  The election of five directors nominated by the Board of Directors:
           / /  FOR all nominees listed below         / /  WITHHOLD AUTHORITY
           (EXCEPT AS INDICATED)                      to vote for all nominees listed below

             Robert Goldberg, Herbert S. Lightstone, John Minnick,
                     John Romm, M.D. and Robert Stuckelman

   (INSTRUCTION: To withhold authority to vote for any individual nominee or nominees write such nominee's or nominees'
                       name in the space provided below)
                                        ________________________________________

2.  The amendment to the 1992 Stock Option Plan increasing the number of shares subject to the Plan to 1,800,000:

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3.  The Reverse Stock Split (any one falling within a range between and including a one-for-three and a one-for-ten Reverse Stock Split) of the Company's outstanding Common
Stock, depending upon a determination by the Board that a Reverse Stock Split is in the best interests of the Company and the stockholders.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                          (CONTINUED ON REVERSE SIDE)

4.  The ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the 1999 fiscal year.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

5. Other matters as may properly come before the meeting or any adjournment of adjournments thereof.

    This Proxy, when properly executed, will be voted as directed. If no direction is indicated, the Proxy will be voted FOR each of the above proposals.
                                             Dated: ______________________, 1999
                                             _____________________________(L.S.)
                                             _____________________________(L.S.)
                                             Please sign your name exactly as it
                                             appears hereon. When signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             your full title as it appears
                                             hereon. When signing as joint
                                             tenants, all parties in the joint
                                             tenancy must sign. When a proxy is
                                             given by a corporation, it should
                                             be signed by an authorized officer
                                             and the corporate seal affixed. No
                                             postage is required if returned in
                                             the enclosed envelope and mailed in
                                             the United States.

                                             PLEASE SIGN, DATE AND MAIL THIS
                                             PROXY IMMEDIATELY IN THE ENCLOSED
                                             ENVELOPE.